Exhibit 99.1

Southern First Reports Results for First Quarter of 2014

Greenville, South Carolina, April 22, 2014 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to the common shareholders of $1.1 million, or $0.22 per diluted share, for the first quarter of 2014. In comparison, net income available to common shareholders was $784 thousand, or $0.18 per diluted share, for the first quarter of 2013.

2014 First Quarter Highlights

•         Net income to common shareholders increased 35% to $1.1 million during the Q1 2014 compared to Q1 2013

•         Loan balances increased 17.1% to $778.8 million during Q1 2014, compared to $665.2 million at Q1 2013

•         Core deposits increased 13.0% to $519.9 million during Q1 2014, compared to $460.2 million at Q1 2013

•         Net interest margin decreased slightly to 3.68%  for Q1 2014, compared to 3.69% for Q1 2013

•         Nonperforming assets were 1.07% for Q1 2014 and Q1 2013

•         As previously disclosed, a private placement of $6.2 million of common stock and a $4.1 million redemption of preferred stock were both completed during Q1 2014

“Southern First generated excellent performance and record growth in the first quarter of 2014,” stated Art Seaver, the Company’s Chief Executive Officer.  “We have been strategic in adding talented and experienced bankers in each of our markets, and they have been successful in bringing their client relationships to Southern First.”

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013
Earnings ($ in thousands, except per share data):
Net income	$1,250	1,439	1,419	1,300	961
Net income available to common shareholder	1,057	1,248	1,228	1,109	784
Earnings per common share, diluted	0.22	0.27	0.27	0.25	0.18
Total revenue, net of gain/loss on investment securities (1)	8,613	8,637	8,418	8,008	7,760
Net interest margin (tax-equivalent)(2)	3.68%	3.71%	3.73%	3.70%	3.69%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	1.07%	1.07%	1.19%	0.82%	1.07%
Net charge-offs as a percentage of average loans (YTD annualized)	0.27%	0.34%	0.38%	0.43%	0.52%
Allowance for loan losses as a percentage of gross loans	1.38%	1.39%	1.39%	1.39%	1.41%
Allowance for loan losses as a percentage of nonperforming loans	120.99%	122.50%	115.54%	172.48%	148.49%
Capital Ratios (3):
Total risk-based capital ratio	12.09%	12.22%	12.48%	12.56%	12.76%
Tier 1 risk-based capital ratio	10.84%	10.96%	11.23%	11.31%	11.51%
Leverage ratio	9.24%	9.13%	9.33%	9.33%	9.46%
Common equity tier 1 ratio (4)	7.70%	7.09%	7.18%	7.16%	7.17%
Other ($ in thousands):
Gross loans	$778,798	737,267	708,033	687,482	665,244
Core deposits	519,863	481,967	452,970	474,296	460,237
Total deposits	722,412	680,319	607,052	632,072	612,394
Total assets	936,884	890,831	849,890	839,007	821,705
Average Balances ($ in thousands):
Loans	$753,630	725,776	695,524	672,930	657,616
Deposits	680,809	656,063	629,271	614,411	586,904
Assets	901,642	876,583	841,886	829,059	810,197
Equity	69,003	65,992	64,430	64,931	64,683
(1) Total revenue is the sum of net interest income and noninterest income.
(2) The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3) March 31, 2014 ratios are preliminary.
(4) The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.

Operating Results

Net interest margin for the first quarter of 2014 was 3.68%, compared to 3.71% for the prior quarter, and 3.69% for the first quarter of 2013.   During the first quarter of 2014, our average interest-earning assets increased by $25.6 million; however, the yield on our interest-earning assets declined by four basis points.  In comparison, our average interest-bearing liabilities increased by $21.8 million during the first quarter of 2014, with the respective cost declining by two basis points.

Noninterest income was $969 thousand and $882 thousand for the three months ended March 31, 2014 and 2013, respectively.  The increase in noninterest income during the three month period ended March 31, 2014 relates primarily to increases in loan fee income and other income.  A significant portion of our loan fee income relates to income derived from mortgage originations which was $304 thousand and $237 thousand for the three months ended March 31, 2014 and 2013, respectively.

Noninterest expense was $5.8 million and $5.2 million for the three months ended March 31, 2014 and 2013, respectively.  The increase in noninterest expense during the 2014 period relates primarily to increases in salaries and benefits, professional fees, and other noninterest expense, partially offset by a decrease in insurance expense.

During the first quarter of 2014, we recorded total credit costs of $1.0 million compared to $1.1 million during the first quarter of 2013.  The $1.0 million in credit costs during the first quarter of 2014 related primarily to the $1.0 million provision for loan losses, combined with expenses of $13 thousand related to the sale and management of other real estate owned.  In addition, net loan charge-offs for the first quarter of 2014 were $500 thousand, or 0.27% of average loans on an annual basis, and related primarily to two specific loans.  Comparatively, we recorded a loan loss provision of $1.1 million and $20 thousand related to costs associated with other real estate owned during the first quarter of 2013.  Our allowance for loan losses was $10.7 million, or 1.38% of loans, at March 31, 2014 which provides approximately 121% coverage of nonaccrual loans, compared to $9.4 million, or 1.41% of loans, at March 31, 2013.

Nonperforming assets were $10.0 million, or 1.07% of total assets, as of March 31, 2014.  Comparatively, nonperforming assets were $9.5 million, or 1.07%, at December 31, 2013, and $8.8 million, or 1.07%, at March 31, 2013.  The $500 thousand increase in nonperforming assets during the first quarter of 2014 relates to two commercial loans which were put on nonaccrual status during the quarter. Of the $10.0 million in total nonperforming assets as of March 31, 2014, nonperforming loans represent $8.9 million and other real estate owned represents $1.1 million.  Classified assets improved to 29% of tier 1 capital plus the allowance for loan losses at March 31, 2014, compared to 34% at March 31, 2013.

Gross loans were $778.8 million as of March 31, 2014, compared to $737.3 million at December 31, 2013, and $665.2 million at March 31, 2013.  Core deposits, which exclude out-of-market deposits and time deposits of $100,000 or more, increased to $519.9 million at March 31, 2014 compared to $482.0 million at December 31, 2013, and $460.2 million at March 31, 2013.

Shareholders’ equity totaled $69.8 million as of March 31, 2014, compared to $65.7 million at December 31, 2013, and $64.4 million at March 31, 2013. As of March 31, 2014, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

On January 27, 2014, we issued a total of 475,000 shares of our common stock at $13.00 per share in a private placement offering.  Immediately following the consummation of the Private Placement, we redeemed 4,057 shares of our outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series T at redemption price of $1,000 per share, or par, using the proceeds from the private placement.  The remaining proceeds were retained to pay related transaction fees and expenses and for general corporate purposes.

Financial Highlights - Unaudited

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2014-2013	December 31	September 30	June 30
(in thousands, except earnings per share)	2014	2013	% Change	2013	2013	2013
Earnings Summary
Interest income	$9,344	8,743	6.9%	9,363	9,100	8,912
Interest expense	1,700	1,865	(8.8)%	1,714	1,737	1,782
Net interest income	7,644	6,878	11.1%	7,649	7,363	7,130
Provision for loan losses	1,000	1,125	(11.1)%	825	775	750
Noninterest income	969	882	9.9%	987	1,055	878
Noninterest expense	5,769	5,230	10.3%	5,771	5,510	5,301
Income before provision for income taxes	1,844	1,405	31.2%	2,040	2,133	1,957
Income tax expense	594	444	33.8%	601	714	657
Net income	1,250	961	30.1%	1,439	1,419	1,300
Preferred stock dividends	193	197	(2.0)%	191	191	191
Discount accretion	-	-	n/a	-	-	-
Redemption of preferred stock	-	20	n/a	-	-	-
Net income available to common shareholders	$1,057	784	34.8%	1,248	1,228	1,109

Basic weighted average common shares	4,610	4,262	8.2%	4,317	4,272	4,269
Diluted weighted average common shares	4,877	4,371	11.6%	4,551	4,490	4,423

Earnings per common share - Basic	$0.23	0.18	27.8%	0.29	0.29	0.26
Earnings per common share - Diluted	0.22	0.18	22.2%	0.27	0.27	0.25

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2014-2013	December 31	September 30	June 30
(in thousands, except earnings per share)	2014	2013	% Change	2013	2013	2013
Balance Sheet Highlights
Assets	$936,884	821,705	14.0%	890,831	849,890	839,007
Investment securities	74,707	82,708	(9.7)%	73,556	77,636	75,599
Loans	778,798	665,244	17.1%	737,267	708,033	687,482
Allowance for loan losses	10,713	9,367	14.4%	10,213	9,816	9,561
Other real estate owned	1,148	2,522	(54.5)%	1,198	1,579	1,310
Noninterest bearing deposits	116,363	86,377	34.7%	101,971	94,588	94,079
Interest bearing deposits	606,049	526,017	15.2%	578,348	512,464	537,993
Total deposits	722,412	612,394	18.0%	680,319	607,052	632,072
Other borrowings	124,100	124,100	0.0%	124,100	157,655	124,100
Junior subordinated debentures	13,403	13,403	0.0%	13,403	13,403	13,403
Preferred stock	11,242	15,799	(28.8)%	15,299	15,299	15,299
Total shareholders’ equity	69,775	64,426	8.3%	65,665	64,776	63,562
Common Stock
Book value per common share	$12.15	11.39	6.7%	11.66	11.47	11.30
Stock price:
High	13.94	11.26	23.8%	13.98	13.63	11.35
Low	13.05	8.41	55.2%	12.81	10.80	10.28
Period end	13.87	10.45	32.7%	13.28	13.20	10.99
Common shares outstanding	4,818	4,268	12.9%	4,320	4,313	4,269
Other
Return on average assets (5)	0.56%	0.48%	35.4%	0.65%	0.67%	0.63%
Return on average equity (5)	7.35%	6.03%	21.9%	8.65%	8.74%	8.03%
Loans to deposits	107.81%	108.63%	(0.8)%	108.37%	116.63%	108.77%
Efficiency ratio (6)	66.83%	67.14%	(0.5)%	65.09%	65.16%	66.37%
Team members	140	131	6.9%	140	138	134
(5) Annualized based on quarterly net income.
(6) Noninterest expense divided by the sum of net interest income and noninterest income, excluding real estate activity and gain on sale of investments.

Asset quality measures - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2014	2013	2013	2013	2013
Nonperforming Assets
Commercial
Owner occupied RE	$1,191	1,199	276	292	294
Non-owner occupied RE	339	373	424	568	1,215
Construction	887	914	938	938	1,006
Commercial business	542	712	859	490	202
Consumer
Real estate	528	76	188	171	116
Home equity	-	77	274	491	575
Construction	-	-	-	-	-
Other	2	3	4	-	-
Nonaccruing troubled debt restructurings	5,365	4,983	5,533	2,594	2,900
Total nonaccrual loans	8,854	8,337	8,496	5,544	6,308
Other real estate owned	1,148	1,198	1,579	1,310	2,522
Total nonperforming assets	$10,002	9,535	10,075	6,854	8,830
Nonperforming assets as a percentage of:
Total assets	1.07%	1.07%	1.19%	0.82%	1.07%
Total loans	1.28%	1.28%	1.42%	1.00%	1.33%
Accruing troubled debt restructurings	$7,774	8,045	6,953	9,833	8,997

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2014	2013	2013	2013	2013
Allowance for Loan Losses
Balance, beginning of period	$10,213	9,816	9,561	9,367	9,091
Loans charged-off	(512)	(444)	(530)	(560)	(944)
Recoveries of loans previously charged-off	12	16	10	4	95
Net loans charged-off	(500)	(428)	(520)	(556)	(849)
Provision for loan losses	1,000	825	775	750	1,125
Balance, end of period	$10,713	10,213	9,816	9,561	9,367
Allowance for loan losses to gross loans	1.38%	1.39%	1.39%	1.39%	1.41%
Allowance for loan losses to nonaccrual loans	120.99%	122.50%	115.54%	172.48%	148.49%
Net charge-offs to average loans (annualized)	0.27%	0.23%	0.30%	0.33%	0.52%

AVERAGE YIELD/RATE - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013
	Yield/Rate(7)
Interest-earning assets
Federal funds sold	0.24%	0.25%	0.28%	0.25%	0.24%
Investment securities, taxable	2.88%	2.45%	2.18%	1.95%	2.06%
Investment securities, nontaxable	4.22%	4.18%	4.25%	4.10%	4.07%
Loans	4.75%	4.85%	4.93%	5.04%	5.10%
Total interest-earning assets	4.49%	4.53%	4.60%	4.61%	4.68%
Interest-bearing liabilities
NOW accounts	0.16%	0.21%	0.22%	0.26%	0.31%
Savings & money market	0.30%	0.30%	0.34%	0.33%	0.28%
Time deposits	0.74%	0.73%	0.81%	0.91%	1.09%
Total interest-bearing deposits	0.47%	0.47%	0.50%	0.55%	0.65%
Note payable and other borrowings	3.07%	2.87%	3.03%	2.99%	2.85%
Junior subordinated debentures	2.42%	2.40%	2.43%	2.60%	2.60%
Total interest-bearing liabilities	0.95%	0.97%	1.02%	1.07%	1.16%
Net interest spread	3.54%	3.56%	3.58%	3.54%	3.52%
Net interest income (tax equivalent) / margin	3.68%	3.71%	3.73%	3.70%	3.69%
(7) Annualized for the respective three month period.

About Southern First Bancshares

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of Southern First Bank, the 8th largest bank headquartered in South Carolina.  Since 1999 Southern First Bancshares has been providing financial services and now operates in eight locations in the Greenville, Columbia, and Charleston markets of South Carolina.  Southern First Bancshares has assets of approximately $937 million and its common stock is traded in the NASDAQ Global Market under the symbol SFST.  More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above.  We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING  864-679-9070

MEDIA CONTACT: ART SEAVER  864-679-9010

WEB SITE: www.southernfirst.com